Exhibit (i)

JOHN HANCOCK FUNDS II

601 Congress Street

Boston, Massachusetts 02210

April 25, 2018

To whom it may concern:

John Hancock Funds II (the “Trust”) is a voluntary association (commonly referred to as a “business trust”) established under Massachusetts law with the powers and authority set forth under its Amended and Restated Declaration of Trust dated January 22, 2016, as amended from time to time (the “Declaration of Trust”). The Trustees of the Trust have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided.

As provided in the Declaration of Trust, the Trustees may authorize one or more series or classes of shares, without par value, the number of shares of each series or class authorized is unlimited, and the Trustees may from time to time issue and sell or cause to be issued and sold shares of the Trust for cash or for property. All such shares, when so issued, shall be fully paid and nonassessable by the Trust.

This opinion is furnished in connection with the share classes of the funds listed in Schedule A (collectively, the “Shares”) of the Trust to be offered and sold pursuant to Post-Effective Amendment No. 206 to the Trust’s Registration Statement under the Securities Act of 1933, as amended, and Amendment No. 208 to its Registration Statement under the Investment Company Act of 1940, as amended, as may be supplemented from time to time (the “Registration Statement”).

I am a member of the Massachusetts bar and have acted as internal legal counsel to the Trust in connection with the preparation of the Registration Statement. I have examined originals, or copies, certified or otherwise identified to my satisfaction, of such certificates, records and other documents as I have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, and with respect to existing Massachusetts law (other than the Massachusetts Uniform Securities Act), only to the extent that Massachusetts law may be applicable and without reference to the laws of the other several states or of the United States of America, I am of the opinion that the Shares, when issued, sold and consideration therefore is paid in accordance with the Registration Statement, will be legally issued, fully paid and non-assessable by the Trust. In this regard, however, I note that the Trust is a Massachusetts business trust and, under certain circumstances, shareholders of a Massachusetts business trust could be held personally liable for the obligations of the Trust.

I consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement.

Very truly yours,

/s/ Harsha Pulluru, Esq.
Harsha Pulluru, Esq.
Assistant Secretary of the Trust
John Hancock Funds II

Exhibit (i)

Schedule A

Schedule A

John Hancock Multimanager Lifestyle Aggressive Portfolio

Class A

Class B

Class C

Class I

Class R1

Class R2

Class R3

Class R4

Class R5

Class R6

Class 1

John Hancock Multimanager Lifestyle Growth Portfolio

Class A

Class B

Class C

Class I

Class R1

Class R2

Class R3

Class R4

Class R5

Class R6

Class 1

Class 5

John Hancock Multimanager Lifestyle Balanced Portfolio

Class A

Class B

Class C

Class I

Class R1

Class R2

Class R3

Class R4

Class R5

Class R6

Class 1

Class 5

Exhibit (i)

John Hancock Multimanager Lifestyle Moderate Portfolio

Class A

Class B

Class C

Class I

Class R1

Class R2

Class R3

Class R4

Class R5

Class R6

Class 1

Class 5

John Hancock Multimanager Lifestyle Conservative Portfolio

Class A

Class B

Class C

Class I

Class R1

Class R2

Class R3

Class R4

Class R5

Class R6

Class 1

John Hancock Retirement Income 2040 Fund

Class A

Class I

Class R6